Exhibit 23.1
      Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Art's-Way Manufacturing Co., Inc.
Armstrong, Iowa

We consent to the incorporation by reference in Registration Statement No. 33-53724 on Form S-8 related to the 401(k) Savings Plan and the Registration Statement on Form S-8 related to the 1991 Employee Stock Option Plan of Art's-Way Manufacturing Co., Inc. of our report, dated January 7, 2007 appearing in this Annual Report on Form 10-KSB of Art's-Way Manufacturing Co., Inc. for the year ended November 30, 2006.

                                             /s/ Eide Bailley LLP

Minneapolis, Minnesota
February 26, 2007